Exhibit 3(iii)

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT

BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is: M&F Bancorp, Inc.

2.	The text of each amendment adopted is as follows (State below or attach):

Section 2.1 is deleted in its entirety and the following is inserted in lieu thereof:

Section 2.1. Total Authorized Shares of Capital Stock. The Corporation shall have the authority to issue a total of 5,000,000 shares of capital stock, non of which shall have any par value, divided into such classes as follows:

Class	Number of Shares
Common Stock	5,000,000

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

Not applicable.

4.	The date of adoption of each amendment was as follows: May 3, 2000.

5.	(Check either a, b, c, or d, whichever is applicable)

a. ☐ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

b. ☐ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c. ☐ The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required.)

d. ☒ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

CORPORATIONS DIVISION	P. O. BOX 29622	RALEIGH, NC 27626-0622
(Revised January 2000)		(Form B-02)

ARTICLES OF AMENDMENT

6.	These articles will be effective upon filing, unless a delayed time and date is specified:

Effective upon date filed.

This the 29th day of June, 2000

M&F BANCORP, INC.
Name of Corporation

/s/ J.W. Taylor
Signature

J.W. Taylor, Chairman, President and CEO
Type or Print Name and Title

NOTES:

1.	Filing fee is $50. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.

CORPORATIONS DIVISION	P. O. BOX 29622	RALEIGH, NC 27626-0622
(Revised January 2000)		(Form B-02)